UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 10, 2024

(Date of Report: Date of earliest event reported)

Middlefield Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

001-36613

(Commission File Number)

34-1585111

(I.R.S. Employer Identification Number)

15985 East High Street

Middlefield, Ohio 44062

(Address of principal executive offices, including zip code)

(440) 632-1666

(Registrant’s telephone number, including area code)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MBCN	The NASDAQ Stock Market, LLC (NASDAQ Capital Market)

Item 5.02(e)	Compensatory Arrangements of Certain Officers

At a meeting of the board of directors of The Middlefield Banking Company (the “Bank”) held on June 10, 2024, the nonemployee directors of the Bank ratified and adopted the recommendation of the Bank’s Compensation Committee (the “Compensation Committee”) that the Bank’s Annual Incentive Plan (the “Plan”) be amended for 2024 and future years. Included in the action was the establishment of new threshold, target and maximum award levels under the Plan for executive officers, including President and Chief Executive Officer Ronald L. Zimmerly, Jr., and other members of the Bank’s executive management team.

Employees eligible to participate in the Plan may receive an annual cash bonus equal to a percentage of the participant’s base salary based upon the achievement of performance objectives established by Compensation Committee and the nonemployee directors of the Bank. Except for approximately 25 employees participating in customized incentive production plans or revenue generation arrangements that are excluded from the Plan, all employees of the Bank are eligible to participate in and receive awards under the Plan.

If performance objectives are achieved in 2024, Mr. Zimmerly is eligible for a cash bonus in an amount ranging from a minimum of 20% of his base salary if actual performance meets a threshold level of targeted performance goals established by the Compensation Committee, 40% of his base salary if actual performance meets 100% of targeted performance goals, and a maximum of up to 60% of base salary if actual performance exceeds targeted performance goals. Members of the Bank’s executive management team other than the chief executive officer are eligible for a cash bonus under the Plan in an amount ranging from a minimum of 15% of base salary if actual performance meets a threshold level of targeted performance goals established by the Compensation Committee, 30% of base salary if actual performance meets 100% of targeted performance goals, and a maximum of up to 45% of base salary if actual performance exceeds targeted performance goals.

The Compensation Committee may select performance criteria and goals with respect to individual Plan participants based upon both objective and subjective performance metrics, including financial, operational, strategic and individual performance metrics. Pursuant to SEC rules and guidance, the performance metrics established by the nonemployee directors of the Bank for the 2024 plan year are confidential and are therefore withheld from the copy of the Plan included as an exhibit with this Form 8-K Current Report.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.22 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01(d):	Exhibits

10.22	Annual Incentive Plan

104	Cover Page Interactive File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEFIELD BANC CORP.

Date: June 13, 2024	/s/ Ronald L. Zimmerly, Jr.
Chief Executive Officer